UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Effective November 3, 2008, the Board of Directors of Terra Industries Inc. elected Edward J. Dillon to the position of Vice President and Controller. In this capacity, Mr. Dillon is responsible for all internal and external financial reporting, budgeting, analysis and internal accounting controls. Mr. Dillon, a Certified Public Accountant, earned a B.A. degree in Accounting from Boston College, Chestnut Hill, Massachusetts in 1990 and joined Arthur Andersen LLP in New York City. In 1998, he joined the General Electric Company and served in numerous roles including Finance Manager for the National Broadcasting Company in New York City, progressing to Global Controller for the Consumer & Industrial segment in Louisville, Kentucky. He joined INVISTA, a subsidiary of Koch Industries, Inc. (KII) in 2005 in Wichita, Kansas as Director of Corporate Finance and in 2007, moved to KII Corporate as Finance Director.

Mr. Dillon will be offered an Employment Severance Agreement substantially identical to those provided other senior officers, except that the term will be for two (2) years so as to be coterminous with other senior officer agreements. For a description of the Employment Severance Agreement, see Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 5, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit

99.1	Press Release issued November 4, 2008, announcing the election by the Board of Directors of Terra Industries Inc. of Edward J. Dillon to the position of Vice President and Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ John W. Huey
John W. Huey Vice President, General Counsel and Corporate Secretary

Date: November 5, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued November 4, 2008, announcing the election by the Board of Directors of Terra Industries Inc. of Edward J. Dillon to the position of Vice President and Controller.